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                               CONSENT OF KPMG LLP

                                   EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Wilmington Trust Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-43675, 333-04042, 333-37928, 333-61096, 333-69479, 333-80009,
333-86748, 333-114597) on Forms S-8 and registration statements (Nos. 333-69453 and 333-76332) on Forms S-3 of Wilmington Trust Corporation of our reports dated March 7, 2005, with respect to the consolidated statements of condition of Wilmington Trust Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are incorporated by reference in the December 31, 2004 annual report on Form 10-K of Wilmington Trust Corporation. Our report dated March 7, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, refers to the exclusion of Grant Tani Barash & Altman from management's assessment and from our audit of the internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2005

                                        EXHIBIT 23